ATLAS, PEARLMAN, TROP & BORKSON, P.A.
                     200 East Las Olas Boulevard, Suite 1900
                         Fort Lauderdale, Florida 33301
                               Tel: (954) 766-1200


                                October 14, 1999


Vitech America, Inc.
8807 Northeast 23rd Street
Miami, Florida 33172

         Re: Registration Statement on Form S-3; Vitech America, Inc. (the "Company"), 200,000 shares of Common Stock

Gentlemen:

         We refer to the Registration Statement (the "Registration Statement") filed by Vitech America, Inc., a Florida corporation, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, in connection with the sale of up to 200,000 shares of Common Stock, no par value per share (the "Shares"), as set forth in the above Registration Statement, all of such shares have been previously issued (the "Issued Shares").

         In our capacity as counsel to the Company, we have examined the original or certified copies of all such records of the Company and all such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents as we deem relevant and necessary as a basis for the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us as conformed or photostat copies. As to various questions of fact material to such opinions, we have relied upon statements or certificates of officials and representatives of the Company and others.

         Based upon the foregoing, it is our opinion that:

                  i. The Company is a corporation duly organized and validly existing under the laws of the State of Florida.

                  ii. The Shares offered for the account of the Selling Shareholder, as set forth in the Registration Statement, have been duly and validly authorized.


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Vitech America, Inc.
October 14, 1999
Page 2



                  iii. The Issued Shares have been duly and validly issued and are fully paid and non-assessable.

         We hereby consent to filing of this opinion as an Exhibit to the Registration Statement. We also hereby consent to the use of our name under "Legal Matters" in the Prospectus constituting part of the Registration Statement.

                                    Very truly yours,

                                    ATLAS, PEARLMAN, TROP & BORKSON, P.A.

                                    /s/ Atlas, Pearlman, Trop & Borkson, P.A.
                                    -----------------------------------------